UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in charter)

Tennessee	333-193951	20-8839445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064

(Address of Principal Executive Offices)

615-236-2265

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2015 annual meeting of shareholders of Franklin Financial Network, Inc. (the “Registrant”) held on February 26, 2015 (the “2015 Annual Meeting”), the following directors were elected by the following vote to serve as directors until the 2016 Annual Meeting of shareholders or until his or her successors are duly elected and qualified:

Directors	Votes For	Votes Against	Votes Abstained
Jimmy E. Allen	4,344,131	22,201	2,707
Henry W. Brockman, Jr.	4,344,131	22,201	2,707
James W. Cross, IV	4,344,131	22,201	2,707
Richard E. Herrington	4,344,131	22,201	2,707
Dr. David H. Kemp	4,344,131	22,201	2,707
Lee M. Moss	4,344,131	22,201	2,707
Paul M. Pratt, Jr.	4,344,131	22,201	2,707
Pamela J. Stephens	4,344,131	22,201	2,707
Melody J. Sullivan	4,344,131	22,201	2,707

At the 2015 Annual Meeting, the appointment of Crowe Horwath LLP as the Registrant’s independent registered public accounting firm for the year ending December 31, 2015 was ratified by the shareholders by the following vote:

	Votes For	Votes Against	Votes Abstained
Ratification of Appointment of Crowe Horwath LLP	4,357,235	5,531	6,273

At the 2015 Annual Meeting, the Articles of Amendment to the Registrant’s Charter to increase the number of authorized shares of the Registrant’s common stock, no par value per share (the “Common Stock”), from 10,000,000 to 20,000,000 was approved by the shareholders by the following vote:

	Votes For	Votes Against	Votes Abstained
Articles of Amendment to Charter	4,200,884	161,462	6,693

At the 2015 Annual Meeting, an amendment to the Registrant’s 2007 Omnibus Equity Incentive Plan (the “Plan”) to increase the number of shares of the Registrant’s Common Stock available for issuance under the Plan from 2,000,000 to 4,000,000 was approved by the shareholders by the following vote:

	Votes For	Votes Against	Votes Abstained
Amendment to Plan	4,080,378	269,498	19,163

There were no broker non-votes with respect to any of the proposals voted on by the shareholders at the 2015 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2015

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Sally P. Kimble
Sally P. Kimble
Chief Financial Officer

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